UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2009

Tompkins Financial Corporation

(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York		14851

(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On December 15, 2009, Tompkins Financial Corporation (the “Company”), completed a third closing of an additional $1.975 million in trust preferred securities, which securities were issued through the Company’s subsidiary, Tompkins Capital Trust I, a wholly-owned Delaware statutory trust (the “Trust Preferred Securities”). The initial closing of $15 million in Trust Preferred Securities was previously disclosed on the Company’s Current Report on Form 8-K, filed April 16, 2009, and a second closing of $3.55 million was disclosed on the Company’s Current Report on Form 8-K, filed May 20, 2009. The $15 million raised in the initial closing, together with the proceeds of the second and third closings, brings the total amount raised to $20.525 million. The Trust Preferred Securities were offered and sold in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds of the offering will be used to support business growth and for general corporate purposes.

          The Trust Preferred Securities and the Company’s debentures have a 30 year maturity, and carry a fixed rate of interest of 7%. The Trust Preferred Securities have a liquidation amount of $1,000 per security. The Company has retained the right to redeem the Trust Preferred Securities at par (plus accrued but unpaid interest) at a date which is no earlier than 5 years from the date of issuance. Commencing in 2019, during specified annual windows, Holders may convert the Preferred Securities into shares of the Company’s common stock at a conversion price equal to the greater of (i) $41.35, or (ii) the average closing price of Tompkins Financial Corporation’s common stock during the first three months of the year in which the conversion will be completed.

          The Company has guaranteed the distributions with respect to, and amounts payable upon liquidation or redemption of, the Trust Preferred Securities on a subordinated basis as and to the extent set forth in the Preferred Securities Guarantee Agreement entered into on April 10, 2009, between the Company and Wilmington Trust Company, as Preferred Guarantee Trustee (the “Guarantee”). The Trust Preferred Securities are not being registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

          As previously announced in the Company’s Current Report on Form 8-K filed February 4, 2009, the planned offering amount of the Trust Preferred Securities was to be between $15 million and $30 million. The Company reserves the right issue additional securities under this offering at a later date. This notice does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the securities described in this Item 1.01. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

          This discussion contains forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on the information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement.

          For additional information concerning the Trust Preferred Securities, the debentures and the Guarantee, please refer to the Indenture, the form of Subordinated Debenture, the Amended and Restated Trust Agreement, the form of Convertible Preferred Security Certificate, the Preferred Securities Guarantee Agreement and the Agreement as to Expenses and Liabilities, filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 respectively, to the Company’s Current Report on Form 8-K, filed April 16, 2009, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The disclosure contained under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	—	Indenture, dated as of April 10, 2009, incorporated by reference from the Current Report on Form 8-K, filed April 16, 2009, wherein such document was filed as Exhibit 4.1.

4.2	—	Form of Subordinated Debenture (included as Exhibit A to Exhibit 4.1)

4.3	—	Amended and Restated Trust Agreement, dated as of April 10, 2009, incorporated by reference from the Current Report on Form 8-K, filed April 16, 2009, wherein such document was filed as Exhibit 4.3.

4.4	—	Form of Convertible Preferred Security Certificate of Tompkins Capital Trust I (included as Exhibit D to Exhibit 4.3)

4.5	—

Preferred Securities Guarantee Agreement, dated as of April 10, 2009, incorporated by reference from the Current Report on Form 8-K, filed April 16, 2009, wherein such document was filed as Exhibit 4.5.

4.6	—

Agreement as to Expenses and Liabilities, dated as of April 10, 2009, incorporated by reference from the Current Report on Form 8-K, filed April 16, 2009, wherein such document was filed as Exhibit 4.6.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: December 17, 2009	By:	/s/ Francis M. Fetsko

Francis M. Fetsko
Executive Vice President & CFO